Exhibit 99.1

Occidental Completes Acquisition of Anadarko

Combined Company Expected to Drive Significant Value and Returns for Shareholders

HOUSTON – August 8, 2019 -- Occidental Petroleum Corporation (“Occidental” or “the Company”) (NYSE: OXY) today announced the successful completion of its acquisition of Anadarko Petroleum Corporation (“Anadarko”) (NYSE: APC) in a transaction valued at $55 billion, including the assumption of Anadarko’s debt.

“With Anadarko’s world-class asset portfolio now officially part of Occidental, we begin our work to integrate our two companies and unlock the significant value of this combination for shareholders,” said Vicki Hollub, President and Chief Executive Officer. “We expect to deliver at least $3.5 billion annually in cost and capital spending synergies and the focus of our Board and management team is on execution to achieve the promise of this exciting combination. We look forward to updating the market on our continued progress in the months ahead.”

The closing of the transaction follows approval of the transaction by Anadarko’s shareholders at a Special Meeting held earlier today. More than 99% of the shares voted at the Special Meeting were in favor of the Occidental merger agreement.

Anadarko shareholders are receiving $59.00 in cash and 0.2934 shares of Occidental common stock per share of Anadarko common stock in the transaction. Effective after the end of trading today, Anadarko’s common stock will no longer trade on the New York Stock Exchange.

About Occidental

Occidental is an international oil and gas exploration and production company with operations in the United States, Middle East and Latin America. Headquartered in Houston, Occidental is one of the largest U.S. oil and gas companies, based on equity market capitalization. Occidental’s midstream and marketing segment purchases, markets, gathers, processes, transports and stores hydrocarbons and other commodities. The company’s wholly owned subsidiary OxyChem manufactures and markets basic chemicals and vinyls. Occidental posts or provides links to important information on its website at oxy.com.

Forward Looking Statements

Any statements in this release about Occidental’s expectations, beliefs, plans or forecasts, including statements regarding the transaction between Occidental and Anadarko or the sale of certain of Anadarko’s assets to Total, benefits and synergies of the transactions and future opportunities for the combined company and products and securities, that are not historical facts are forward-looking statements. These statements are typically identified by words such as “estimate,” “project,” “predict,” “will,” “would,” “should,” “could,” “may,” “might,” “anticipate,” “plan,” “intend,” “believe,” “expect,” “aim,” “goal,” “target,” “objective,” “likely” or similar expressions that convey the prospective nature of events or outcomes. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. Actual results may differ from anticipated results, sometimes materially, and reported or expected results should not be considered an indication of future performance. Factors that could cause actual results to differ include, but are not limited to: Occidental’s ability to consummate the proposed transaction with Total; the conditions to the completion of the proposed transaction with Total; that the regulatory approvals required for the proposed transaction with Total may not be obtained on the terms expected or on the anticipated schedule or at all; Occidental’s indebtedness, including the substantial indebtedness Occidental is incurring in connection with the transaction with Anadarko and the need to generate sufficient cash flows to service and repay such debt; Occidental’s ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction contemplated by the transaction with Anadarko or the proposed transaction with Total; the possibility that Occidental may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all and to successfully integrate Anadarko’s operations with those of Occidental; that such integration may be more difficult, time-consuming or costly than expected; that operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers or suppliers) may be greater than expected following the transaction with Anadarko; the retention of certain key employees of Anadarko may be difficult; that Anadarko and Occidental are subject to intense competition and increased competition is expected in the future; general economic conditions that are less favorable than expected.

Factors that could cause actual results to differ and that may affect Occidental’s results of operations and financial position appear in Part I, Item 1A “Risk Factors” of Occidental’s Annual Report on Form 10-K for the year ended December 31, 2018, and in Occidental’s other filings with the U.S. Securities and Exchange Commission (“SEC”).  Additional factors related to the transaction between Occidental and Anadarko appear in the definitive proxy statement/prospectus that is a part of Occidental’s registration statement on Form S-4, as amended, which was declared effective by the SEC on July 11, 2019, in connection with the transaction between Occidental and Anadarko.

Because the factors referred to above could cause actual results or outcomes to differ materially from those expressed or implied in any forward-looking statements, you should not place undue reliance on any such forward-looking statements.  Further, any forward-looking statement speaks only as of the date of this release and, unless legally required, Occidental does not undertake any obligation to update any forward-looking statement, as a result of new information, future events or otherwise.

Contacts

Media:
Melissa E. Schoeb
713-366-5615
melissa_schoeb@oxy.com
or
Investors:
Jeff Alvarez
713-215-7864
jeff_alvarez@oxy.com